UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  NOVEMBER  6,  2008


                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



              DELAWARE                    0-3936          11-1826363
     (State or other jurisdiction     (Commission       (IRS Employer
           of incorporation)           File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                         11788
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 6, 2008, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its third quarter and nine months ended September 30, 2008. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:



                                [GRAPHIC OMITED]



                                [GRAPHIC OMITED]



                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or                 Investor Relations Counsel
-------
Mitchell Binder                      Lena Cati, 212-836-9611
Executive Vice President             Linda Latman, 212-836-9609
631-435-8300                         The Equity Group Inc.

          ORBIT INTERNATIONAL CORP. REPORTS 2008 THIRD QUARTER RESULTS
          ------------------------------------------------------------


Hauppauge, New York, November 6, 2008 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer, systems integrator and software solution provider, today announced results for the third quarter and nine months ended September 30, 2008. The results of operations in the current period include Integrated Combat Systems ("ICS") which was acquired by Orbit, effective December 31, 2007.

THIRD  QUARTER  2008 VS.THIRD  QUARTER  2007
-------------------------------------------
-     Net  sales  increased  by  10%  to  $6,951,000  compared  to  $6,312,000;
-     Gross margin was 39.4% compared to 41.7%;
-     Net income was $215,000 compared to net income of $553,000;
-     Diluted earnings per share was $.05 compared to $.12;
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was $578,000 ($.12 per diluted share) compared to $816,000 ($.17 per diluted share);

NINE  MONTHS  2008 VS.NINE  MONTHS  2007
---------------------------------------
-     Net  sales  increased  by  4%  to  $19,434,000  from  $18,686,000;
-     Gross margin was 39.6% compared to 43.3%;
-     Net loss was $80,000 compared to net income of $1,603,000;
- Net loss per share was $.02 compared to earnings per diluted share of $.34;
- EBITDA, as adjusted decreased to $990,000 ($.21 per diluted share) compared to $2,439,000 ($.52 per diluted share);
- Backlog at September 30, 2008 was $14.2 million compared to $15.3 million at June 30, 2008. Backlog at September 30, 2007 was $16.0 million, exclusive of ICS.

Dennis Sunshine, President and Chief Executive Officer stated, "Financial results for the third quarter and year-to-date reflect a very difficult and challenging environment. From many of the prime defense electronics contractors we support on critical programs to sub-tier small business subcontractors such as our Company, it has been extremely difficult to rely on the timely release of program purchase orders that were previously included in business forecasts. For Orbit, these delays are only considered timing issues, with program requirements shifting from 2008 into 2009. Many programs we are currently participating in are beyond the prototype phase, and several are finishing qualification testing. We are still waiting for production purchase orders that were initially projected in our 2008 forecast. It is our understanding and belief that these helicopter, aircraft and vehicle program requirements that are now at critical support levels for continued battlefield usage, will be funded, and should be released in 2009."

                                     (more)

Orbit  International  News  Release
Page  2
November  6,  2008

Sunshine noted, "Our financial results were further impacted by customer driven enhancements required for shipments of Remote Control Units (RCU) currently under contract. Although our Company has now been authorized to ship RCUs for benign naval environments, we were in a position to deliver only 134 units during the third quarter, and anticipate shipping an additional 85 RCUs in the fourth quarter, which is significantly below our 2008 forecast. Again, these customer driven enhancements were beyond the Company's control; however, it required a significant amount of engineering support to verify the critical functionality of the system. That said, approximately 375 RCUs scheduled to ship during 2008, with a sales value in excess of $2.1 million will not be shipped until early 2009. This does not include additional anticipated purchase orders valued in excess of $1.1 million that would be left to fulfill the current Long Term Agreement with our customer."

Sunshine continued, "Despite these technical enhancement delays, demand for RCUs remains strong and management has commenced negotiations for significant multi year quantities of additional units. Based on the latest input from our customer, we anticipate these new purchase orders to have the potential to generate between approximately $4.5 million and $9.0 million of additional revenue, which would be scheduled to begin in 2009 and continue through 2011. The range of $4.5 million up to $9.0 million supports firm new requirements, in addition to a significant retrofit of RCU units that have exceeded intended 24/7 usage."

Discussing other developments, Sunshine continued, "Our Power Group remains exceptionally strong, with bookings, shipments and ending backlog at record levels through the third quarter. Behlman has recorded a significant backlog of commercial and industrial orders, several of which support the oil and gas industry, as well as nuclear power facilities operating worldwide. We believe that current conditions in the energy marketplace should lead to additional orders. Our newly acquired ICS subsidiary has received a number of contract awards from existing and new customers that were expected in 2008. We are hopeful that this trend of contract awards received on a timely basis will continue in 2009. Our Tulip subsidiary has completed prototype and pre-production phase for several new program opportunities. These new awards, supporting retrofit programs of significant quantities of helicopter and fighter aircraft displays, were previously scheduled for release in 2008, and are now expected either in the fourth quarter of 2008 or in early 2009. Again, these programs for which we are awaiting the receipt of purchase orders represent opportunities with the potential of significant revenue dollars."

Mitchell Binder, Chief Financial Officer stated, "Despite a disappointing year for revenue and profitability, our financial condition remains strong. At September 30, 2008, total current assets were $23,712,000 versus total current liabilities of $6,821,000 for a 3.5 to 1 current ratio. With approximately $21 million and $7 million in federal and state net operating loss carryforwards, respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow. Although we repurchased 26,112 shares of Orbit common stock in the third quarter, at September 30, 2008, we had approximately $4.42 million in cash, cash equivalents and marketable securities. From August through October 31st a total of 61,647 shares have been repurchased at an average price of $3.64 per share. The stock repurchase program demonstrates our commitment to enhancing shareholder value and our belief that the trading price of our common stock does not adequately reflect the Company's value, both for the present and longer term. There is nearly $2.8 million remaining under our stock repurchase program which runs through 2010."

Mr. Binder stated, "We remain uncertain as to when we will receive full shipment authorization and purchase orders for the RCUs. In addition, due to a new incoming administration in Washington and the uncertainty that is reflected in the press releases of our major customers, we are reluctant to forecast the timing of the receipt of contract awards for our legacy hardware as well as new program opportunities. We do not believe we will attain our revised guidance amounts for 2008 and hesitate to provide any guidance for 2009, although we believe we will have profitability in the fourth quarter that should continue into 2009, We continue to tightly manage our costs and we will benefit from our excellent operating leverage once increased revenue levels can be obtained."
                                     (more)
Orbit  International  News  Release     Page  3
November  6,  2008

Mr. Binder concluded, "As a result of customer shipping delays described above, at September 30, 2008, the Company was not in compliance with two of its financial covenants with its primary lender. The Company believes it will obtain a waiver from its lender, but there can be no assurance that such waiver will be obtained."

Sunshine concluded, "Our management team is doing everything within our power to identify new opportunities and secure new business. We are making every effort to minimize the impact of these difficult market conditions, while seeking to explore opportunities with new customers, supporting our strong customer base. We continue to explore strategic and financial alternatives for enhancing shareholder value, which include acquisitions, establishing strategic partnerships and alliances, and/or or the potential sale of the Company. The share buy back program discussed earlier represents still another step we have taken to improve shareholder value. We remain confident in our long-term outlook."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, November 6, 2008, at 11:00 a.m. ET. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, Quakertown, Pennsylvania and Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Orbit's operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results including all guidance amounts, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

                           (See Accompanying Tables)

Orbit International News Release
Page 4
November  6,  2008




                                           ORBIT INTERNATIONAL CORP.
                                       CONSOLIDATED STATEMENTS OF INCOME
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                                               2008                2007       2008           2007
                                                              -----               -----       ----          ------
Net sales                                                     $6,951             $6,312     $19,434       $18,686

Cost of sales                                                  4,212              3,682      11,730        10,595
                                                               -----              -----     -------        ------
Gross profit                                                   2,739              2,630       7,704         8,091

Selling general and administrative expenses                    2,508              2,117       7,757         6,576

Interest expense                                                  79                 76         261           258

Investment and other income                                      (71)              (116)       (249)         (371)
                                                               -----             ------       -----         ------
Net income (loss) before taxes                                   223                553         (65)        1,628

Income tax provision                                               8                  -          15            25
                                                               -----             ------      ------        -------
Net income (loss)                                               $215               $553        $(80)       $1,603
                                                               =====             ======      =======       =======

Basic earnings (loss) per share                                 $0.05              $0.13     $(0.02)        $0.37
                                                                =====              =====      =====         =====
Diluted earnings (loss) per share                               $0.05              $0.12     $(0.02)        $0.34
                                                                =====              =====      =====         =====
Weighted average number of shares outstanding:
 Basic                                                          4,547             4,319       4,529         4,312
 Diluted                                                        4,706             4,664       4,529         4,655

Orbit International News Release
Page 5
November  6,  2008


                                 ORBIT INTERNATIONAL CORP.
                             CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        (UNAUDITED)

                                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                        2008       2007      2008          2007
                                                       -----       ----     -----         -----
EBITDA Reconciliation (as adjusted)
-------------------------------------------------
Net income (loss)                                        $ 215    $ 553    $  (80)      $1,603
Interest expense                                            79       76       261          258
Tax expense                                                  8        -        15           25
Depreciation and amortization                              199      141       623          419
Stock based compensation                                    77       46       171          134
                                                         -----    -----    ------      -------
EBITDA (1)                                               $ 578    $ 816    $  990       $2,439
                                                        ======    ======   ======       =======

Adjusted EBITDA Per Diluted Share Reconciliation
-------------------------------------------------
Net income (loss)                                        $0.05    $0.12    $(0.02)      $ 0.34
Interest expense                                          0.02     0.01      0.06         0.06
Tax expense                                               0.00        -      0.00         0.00
Depreciation and amortization                             0.04     0.03      0.13         0.09
Stock based compensation                                  0.01     0.01      0.04         0.03
                                                         -----    -----    ------       ------
EBITDA per diluted share (1)                             $0.12    $0.17    $ 0.21       $ 0.52
                                                         =====    =====    ======       =======



(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America.  Management uses adjusted EBITDA to evaluate the operating performance of its business.  It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions.  EBITDA is also a useful indicator of the income generated to service debt.  EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, income taxes and stock based compensation.  Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.

                                                             NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
Reconciliation of EBITDA, as adjusted,
to cash flows from operating activities (1)
-------------------------------------------                 2008          2007
                                                           -----         -----
EBITDA (as adjusted)                                      $   990     $ 2,439
Interest expense                                             (261)       (258)
Tax expense                                                   (15)        (25)
Bond amortization                                              11          11
Bad debt expense                                                0           6
Loss (gain) on sale of marketable securities                    8         (15)
Deferred income                                              (253)        (64)
Net change in operating assets and liabilities             (2,247)     (2,017)
                                                          --------    --------
Cash flows (used in) provided by operating activities     $(1,767)    $    777


Orbit  International  News  Release     Page  6
November  6,  2008



                                          ORBIT INTERNATIONAL CORP.
                                         CONSOLIDATED BALANCE SHEETS


                                                                    SEPTEMBER 30, 2008    DECEMBER 31, 2007
                                                                   --------------------   -----------------
ASSETS                                                                     (UNAUDITED)       (AUDITED)
Current assets
   Cash and cash equivalents                                      $         1,551,000     $ 3,576,000
   Investments in marketable securities                                     2,871,000       3,997,000
     Accounts receivable, less allowance for doubtful accounts              5,415,000       4,561,000
   Inventories                                                             11,690,000      10,453,000
     Costs and estimated earnings
                  in excess of billings on uncompleted contracts            1,260,000         136,000
   Deferred tax asset                                                         800,000       1,025,000
   Other current assets                                                       125,000         331,000
                                                                  --------------------    ------------

                         Total current assets                              23,712,000      24,079,000

Property and equipment, net                                                   660,000         691,000
Goodwill                                                                    9,773,000       9,634,000
Intangible assets, net                                                      2,495,000       2,969,000
Deferred tax asset                                                          2,115,000       1,678,000
Other assets                                                                  634,000         634,000
                                                                  --------------------    ------------


 Total assets                                                     $        39,389,000     $39,685,000
                                                                  ====================    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long term obligations                       $         1,777,000     $ 1,777,000
     Notes payable                                                            993,000         699,000
   Accounts payable                                                         2,086,000       1,384,000
     Income taxes payable                                                       1,000         162,000
   Accrued expenses                                                         1,310,000       1,395,000
   Customer advances                                                          511,000         163,000
   Deferred income                                                            143,000         332,000
                                                                  --------------------    ------------

                           Total current liabilities                        6,821,000       5,912,000

Deferred income                                                               278,000         342,000
Deferred tax liability                                                        773,000         595,000
Long-term obligations, net of current maturities                            5,473,000       6,753,000
                                                                  --------------------    ------------

                           Total liabilities                               13,345,000      13,602,000

Stockholders' Equity
 Common stock                                                                 477,000         472,000
 Additional paid-in capital                                                20,952,000      20,766,000
 Treasury Stock                                                               (74,000)             -
 Accumulated other comprehensive loss                                        (109,000)        (33,000)
 Retained earnings                                                          4,798,000       4,878,000
                                                                  --------------------    ------------

                 Stockholders' equity                                      26,044,000      26,083,000
                                                                  --------------------    ------------

                 Total liabilities and stockholders' equity       $        39,389,000     $39,685,000
                                                                  ====================    ============




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     November 6, 2008


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President